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                                  EXHIBIT 21.1

                 SUBSIDIARIES OF ECLIPSE SURGICAL TECHNOLOGIES
                              AS OF MARCH 28, 2000


Organization                           Jurisdiction
------------                           ------------

CardioGenesis Corporation              California, U.S.A.

Compleat Corporation                   California, U.S.A.

Eclipse Surgical Technologies B.V.     Netherlands